UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

UST Credit Agreements

On July 7, 2020, YRC Worldwide Inc. (the “Company”) and certain of its subsidiaries, as guarantors (the “Term Guarantors”), entered into (i) that certain UST Tranche A Term Loan Credit Agreement (the “Tranche A UST Credit Agreement”) with The Bank of New York Mellon, as administrative agent and collateral agent and (ii) that certain UST Tranche B Term Loan Credit Agreement (the “Tranche B UST Credit Agreement” and together with the Tranche A UST Credit Agreement, the “UST Credit Agreements”) with The Bank of New York Mellon, as administrative agent and collateral agent, pursuant to which the UST will lend an aggregate of $700 million to the Company pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The obligations of the Company under the UST Credit Agreements are unconditionally guaranteed by the Term Guarantors.

The material terms of the Tranche A UST Credit Agreement include, among other things:

•	a $300 million tranche A term loan (the “Tranche A Term Loan”), bearing interest at the Eurodollar rate plus a margin of 3.50% per annum, consisting of 1.50% in cash and the remainder paid-in-kind,

•

the proceeds of the Tranche A Term Loan will be held in an escrow or controlled account and, subject to customary release conditions, will be used to (w) meet the Company’s contractual obligations with respect to health insurance obligations, real estate leases, equipment leases, pension obligations, interest payments on debt of the Company, and certain other expenditures, (x) maintain working capital, (y) finance technology and information technology infrastructure development and upgrades and (z) fund transaction costs and expenses;

•	the Tranche A Term Loan has a maturity date of September 30, 2024, with a single payment at maturity of the outstanding balance;

•

obligations under the Tranche A Term Loan are secured by (x) a perfected first priority security interest in the escrow or controlled account and (y) a perfected junior priority security interest in (subject to permitted liens) substantially all assets of the Company and the Term Guarantors, subject to certain exceptions;

•

a requirement that the Company must maintain (i) minimum Liquidity (as defined in the Tranche A UST Credit Agreement) of $125 million until the first date on which Consolidated EBITDA on the last day of a fiscal quarter ending on or after September 30, 2020 is greater than $200 million and (ii) a minimum Consolidated EBITDA (as defined in the Tranche A UST Credit Agreement) commencing with the fiscal quarter ending December 31, 2021, to be not less than (x) $100 million for the four quarters ending December 31, 2021, (y) $150 million for the four quarters ending March 31, 2022 and (z) thereafter, $200 million;

•

the Tranche A Term Loan is subject to repayment with, among other items, (i) 100% of the net cash proceeds from the disposition of assets outside the ordinary course of business and casualty events (subject to certain exceptions) and (ii) 33% of the net cash proceeds of incurrence of subordinated debt obligations, provided that no such prepayments shall be required until all amounts outstanding under the A&R Credit Agreement (as defined below) are repaid in full; and

•

the Company and its affiliates must comply with certain requirements in connection with the CARES Act, including (i) until 12 months following the initial funding date of the Tranche A Term Loan, the Company will maintain its employment levels as of March 24, 2020, to the extent practicable, and in any case will not reduce its employment levels by more than 10% from the levels on March 24, 2020, (ii) limitations on executive compensation and (iii) until 12 months following the repayment of the Tranche A Term Loan, the Company will not pay any dividends or make any other capital distributions with respect to its common stock.

The Tranche A UST Credit Agreement also contains certain customary events of default (subject to customary exceptions and qualifications), including but not limited to the failure to make payments due under the Tranche A UST Credit Agreement, breach of and failure to cure the breach of certain covenants, the commencement of certain insolvency proceedings, liquidations or dissolutions, and a cross-default to certain other indebtedness. During the continuance of an event of default, at the election of the majority of lenders (and automatically during certain events of default), the interest rate on loans and interest will be increased by 2.00% per annum above the rate otherwise applicable and payable on written demand. Upon the occurrence of certain events of default, The Bank of New York Mellon may, among other things, declare the obligations outstanding under the Tranche A UST Credit Agreement due and payable immediately.

The material terms of the Tranche B UST Credit Agreement include, among other things:

•	a $400 million tranche B term loan (the “Tranche B Term Loan”), bearing interest at the Eurodollar rate plus a margin of 3.50% per annum paid in cash;

•

the proceeds of the Tranche B Term Loan will be held in an escrow or controlled account and, subject to customary release conditions, will be used as required capital investment for the acquisition of tractors and trailers;

•	the Tranche B Term Loan has a maturity date of September 30, 2024, with a single payment at maturity of the outstanding balance;

•

obligations under the Tranche B Term Loan are secured by (x) a perfected first priority security interest in the escrowed account and the assets, (y) a perfected first priority security interest in certain trucks and trailers of the Company and the guarantors and (z) a perfected junior priority security interest in (subject to permitted liens) substantially all other assets of the Company and the guarantors, subject to certain exceptions;

•

a requirement that the Company must maintain (i) minimum Liquidity (as defined in the Tranche B UST Credit Agreement) of $125 million until the first date on which Consolidated EBITDA on the last day of a fiscal quarter ending on or after September 30, 2020 is greater than $200 million and (ii) a minimum Consolidated EBITDA (as defined in the Tranche B UST Credit Agreement) commencing with the fiscal quarter ending December 31, 2021, to be not less than (x) $100 million for the four quarters ending December 31, 2021, (y) $150 million for the four quarters ending March 31, 2022 and (z) thereafter, $200 million;

•

the Tranche B Term Loan is subject to repayment with, among other items, (i) 100% of the net cash proceeds from the disposition of assets outside the ordinary course of business and casualty events (subject to certain exceptions) and (ii) 33% of the net cash proceeds of incurrence of subordinated debt obligations, provided that, other than with respect to assets with respect to which the Tranche B Term Loan is secured on a perfected first priority basis, no such prepayments shall be required until all amounts outstanding under the A&R Credit Agreement are repaid in full; and

•

the Company and its affiliates must comply with certain requirements in connection with the CARES Act, including (i) until 12 months following the initial funding date of the Tranche B Term Loan, the Company will maintain its employment levels as of March 24, 2020, to the extent practicable, and in any case will not reduce its employment levels by more than 10% from the levels on March 24, 2020, (ii) limitations on executive compensation and (iii) until 12 months following the repayment of the Tranche B Term Loan, the Company will not pay any dividends or make any capital distributions with respect to its common stock.

The Tranche B UST Credit Agreement also contains certain customary events of default (subject to customary exceptions and qualifications), including but not limited to the failure to make payments due under the Tranche B UST Credit Agreement, breach of and failure to cure the breach of certain covenants, the commencement of certain insolvency proceedings, liquidations or dissolutions, and a cross-default to certain other indebtedness. During the continuance of an event of default, at the election of the majority of lenders (and automatically during certain events of default), the interest rate on loans and interest will be increased by 2.00% per annum above the rate otherwise applicable and payable on written demand. Upon the occurrence of certain events of default, The Bank of New York Mellon may, among other things, declare the obligations outstanding under the Tranche B UST Credit Agreement due and payable immediately.

Amendment to Term Loan Agreement

On July 7, 2020, the Company and the Term Guarantors entered into Amendment No. 2 (the “TLA Amendment”) which amends that certain Amended and Restated Credit Agreement (as previously amended, supplemented or modified, the “A&R Credit Agreement”), dated as of September 11, 2019, by and among the Company, the Term Guarantors, the lenders party thereto and Alter Domus Products Corp., as administrative agent and collateral agent.

The material terms of the TLA Amendment include, among other things:

•	a consent to the refinancing and conforming changes to the description of collateral set forth in the UST Credit Agreements;

•

permanently capitalizing previously paid-in-kind interest on borrowings under the A&R Credit Agreement and all future interest shall accrue at the Eurodollar rate plus a margin of 7.50% per annum and 6.50% per annum in the case of alternative base rate borrowings paid in cash;

•

requirement that the Company must maintain (i) minimum Liquidity (as defined in the A&R Credit Agreement) of $125 million and (ii) a minimum Consolidated EBITDA (as defined in the A&R Credit Agreement) commencing with the fiscal quarter ending December 31, 2021, to be not less than (x) $100 million for the four quarters ending December 31, 2021, (y) $150 million for the four quarters ending March 31, 2022 and (z) thereafter, $200 million; and

•	an extension of the EBITDA covenant holiday to the fiscal quarter ending December 31, 2021.

Sixth Amendment to the Loan and Security Agreement

On July 7, 2020, the Company and certain of its subsidiaries entered into Amendment No. 6 (the “Sixth Amendment to the LSA”) to the Loan and Security Agreement, which amends the Loan and Security Agreement, dated as of February 13, 2014 (as previously amended, supplemented or modified, the “LSA”), by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Citizens Business Capital, a division of Citizens Asset Finance, Inc., (a subsidiary of Citizens Bank, N.A.), as agent.

The material terms of the Sixth Amendment to the LSA include, among other things, (i) a consent to the refinancing and conforming changes to the description of collateral set forth in the UST Credit Agreements, (ii) an increase of 0.5% to applicable margin to borrowings under the LSA and (iii) subject to completion of customary flood diligence, an extension of the maturity of the LSA to January 9, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Jamie G. Pierson
Chief Financial Officer

Date: July 8, 2020